Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FIRST QUARTER RESULTS

HOPKINSVILLE, Ky. (April 22, 2010) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”) today reported results for the quarter ended March 31, 2010. For the three month period ended March 31, 2010, net income available for common shareholders was $1,606,000, or $0.45 per share (basic and diluted), compared to net income available to common shareholders of $1,953,000, or $0.55 per share (basic and diluted), for the three month period ended December 31, 2009, and net income available to common shareholders of $1,012,000, or $0.28 per share (basic and diluted), for the quarter ended March 31, 2009.

Commenting on the first quarter results, John E. Peck, president and chief executive officer, said, “Our Company has achieved near record earnings in each of the last two quarters despite the difficult challenges facing our economy and the banking industry. We have made significant progress in lowering our cost of funds and increasing our net interest margin. The Company’s credit quality remains solid and management has proactively funded the allowance for loan loss account in a manner that we believe will allow us to appropriately resolve credit issues as they come to light.”

First Quarter Highlights

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Heritage Bank, the Company’s wholly owned subsidiary, remains well capitalized by regulatory standards with a Tier One Capital Ratio in excess of 8.00% and a Total Risk Based Capital Ratio in excess of 13.20%.

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The Company’s provision for loan loss expense was $611,000 and $974,000 for the three month periods ended March 31, 2010 and 2009, respectively. The Company’s allowance for loan loss account equaled approximately 80% of the Company’s non-performing loans at March 31, 2010.

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The Company’s balances in other real estate owned increased to $2.7 million at March 31, 2010, compared to $1.9 million at December 31, 2009. Despite this increase, the Company continues to resolve issues related to non-performing assets in a timely manner.

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For the quarter ended March 31, 2010, the Company’s net interest income increased to $7.3 million as compared to $6.4 million for the quarter ended March 31, 2009. As compared to the three-month period ended December 31, 2009, net interest income increased by approximately $270,000.

Asset Quality

At March 31, 2010, the Company’s non-performing loans totaled $10.8 million, or 1.66% of total loans, as compared to $11.3 million, or 1.72% of total loans at December 31, 2009. At March 31, 2010, non-performing assets totaled $13.5 million, or 1.29% of total assets, as compared to $13.2 million, or 1.28% of total assets, at December 31, 2009. At March 31, 2010, the Company’s allowance for loan loss balance was $8.6 million, or 1.33% of total loans. For the three month period ended March 31, 2010, the Company’s net charge-offs totaled $822,000, or 0.50% of average loans. Management continues to identify and resolve problem loans within the Bank’s loan portfolio.

HFBC First Quarter Results

April 22, 2010

Net Interest Income

For the three month period ended March 31, 2010, the Company’s net interest income was $7.3 million, compared to $6.4 million for the three month period ended March 31, 2009, and $7.0 million for the three month period ended December 31, 2009. The improvement in net interest income has been driven by lower levels of interest expense. The Company anticipates having the opportunity to reduce interest expense on time deposits as a significant amount of time deposits will mature during the second quarter of 2010. The Company has developed a marketing campaign focused on retaining these deposits at a much lower cost while attempting to cross sell additional services to its customers. For the quarters ended March 31, 2009, December 31, 2009 and March 31, 2010, the Company’s quarterly net interest margin was 2.89%, 3.07% and 3.19%, respectively.

Non-interest Income

Non-interest income for the three month period ended March 31, 2010, was $2.3 million, as compared to $2.4 million in March 31, 2009, and $3.0 million for the three month period ended December 31, 2009. The decline in non- interest income was largely the result of a $164,000 reduction in gains on the sale of investments during the three month period ended March 31, 2010, as compared to the same period in 2009. Traditionally, non-interest income is lower in the first quarter of each year. The lower levels of non-interest income appear to be the result of slower loan and deposit volumes and the presence of income tax refunds.

Non-interest Expense

For the three month period ended March 31, 2010, non-interest expenses increased by approximately $400,000 as compared to the three month period ended March 31, 2009. The increase in the Company’s non-interest expenses was largely the result of a $218,000 increase in FDIC assessments and Office of Thrift Supervision examination fees and an $184,000 increase in compensation expense. As compared to the three month period ended December 31, 2009, non-interest expenses increased by $300,000. The increased level of non-interest expense is directly attributable to an increase in compensation expenses. The linked quarter level of compensation expense is strongly influenced by seasonality factors, which accounts for almost 50% of the increased compensation expense.

Balance Sheet

Total assets were $1.05 billion at March 31, 2010, an increase of $22.0 million from December 31, 2009. During the same period, the Company’s deposits grew by $23.4 million, while gross loans declined by approximately $100,000. The Company’s total borrowings from the Federal Home Loan Bank of Cincinnati declined to $97.5 million at March 31, 2010, from $102.5 million at December 31, 2009.

The Company’s growth in deposits has been generally uniform throughout its marketplace. In the quarter ended March 31, 2010, deposit pricing within the Company’s footprint appears to have been more reasonable as compared to prior periods. The Company’s quality loan demand remained muted as we continue to meet the needs of its current customer base.

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee as well as Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	Selected Financial Indicators as of:
	March 31, 2010	December 31, 2009
Total assets	$1,051,841	$1,029,876
Loans receivable, gross	651,104	651,206
Securities available for sale	326,199	289,691
Required investment in FHLB stock, at cost	4,378	4,281
Allowance for loan loss	8,639	8,851
Total deposits	817,539	794,144
Total FHLB borrowings	97,462	102,465
Repurchase agreements	38,345	36,060
Stockholders’ equity	82,033	79,949
Book value per share, gross	$17.68	$17.12
Tangible book value per share	$17.38	$16.80
Allowance for loan loss / Gross loans	1.33%	1.36%
Non-performing assets / Total asset	1.29%	1.28%
Non-performing loans / Total loans	1.66%	1.72%
Year to date net charge off ratio	0.50%	0.23%
Tier 1 Capital - Bank	8.02%	8.05%
Total Risk Based Capital - Bank	13.25%	13.25%
Year to date tax equivalent net yield on interest earning assets	3.19%	2.97%

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended March 31,
	2010	2009
Interest and dividend income:
Loans receivable	9,621	9,628
Investment in securities, taxable	2,922	3,286
Nontaxable securities available for sale	563	272
Interest-earning deposits	—	8

Total interest and dividend income	13,106	13,194

Interest expense:
Deposits	4,591	5,466
Advances from Federal Home Loan Bank	856	1,037
Repurchase agreements	202	194
Subordinated debentures	183	102

Total interest expense	5,832	6,799

Net interest income	7,274	6,395
Provision for loan losses	611	974

Net interest income after provision for loan losses	6,663	5,421

Non-interest income:
Service charges	985	924
Merchant card income	160	140
Gain on sale of loans	84	69
Gain on sale of securities	494	658
Income from bank owned life insurance	89	73
Financial services commission	197	226
Other operating income	300	269

Total non-interest income	2,309	2,359

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended March 31,
	2010	2009
Non-interest expenses:
Salaries and benefits	3,230	3,046
Occupancy expense	789	748
Data processing expense	689	631
State deposit tax	157	156
Intangible amortization expense	97	204
Professional services expense	252	312
Deposit insurance and examination expense	381	163
Advertising expense	241	323
Postage and communications expense	135	159
Supplies expense	93	80
Loss and expenses releated to real estate owned	95	25
Other operating expenses	227	115

Total non-interest expense	6,386	5,962

Income before income tax expense	2,586	1,818
Income tax expense	726	552

Net income	1,860	1,266

Less:
Dividend on preferred shares	227	227
Accretion dividend on preferred shares	27	27

Net income available to common stockholders	$1,606	$1,012

Net income available to common stockholders
Per share, basic	$0.45	$0.28

Per share, diluted	$0.45	$0.28

Dividend per share	$0.12	$0.12

Weighted average shares outstanding - basic	3,578,073	3,576,791

Weighted average shares outstanding - diluted	3,578,073	3,576,791

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	3/31/2010	12/31/2009
Interest and dividend income:
Loans receivable	9,621	9,683	(62)
Investment in securities, taxable	2,922	2,977	(55)
Nontaxable securities available for sale	563	475	88

Total interest and dividend income	13,106	13,135	(29)

Interest expense:
Deposits	4,591	4,796	(205)
Advances from Federal Home Loan Bank	856	962	(106)
Repurchase agreements	202	196	6
Subordinated debentures	183	179	4

Total interest expense	5,832	6,133	(301)

Net interest income	7,274	7,002	272
Provision for loan losses	611	884	(273)

Net interest income after provision for loan losses	6,663	6,118	545

Non-interest income:
Service charges	985	1,082	(97)
Merchant card income	160	162	(2)
Gain on sale of loans	84	82	2
Gain on sale of securities	494	1,134	(640)
Other than temporary impairment charge on AFS securities	—	(200)	(200)
Income from bank owned life insurance	89	261	(172)
Financial services commission	197	245	(48)
Other operating income	300	274	26

Total non-interest income	2,309	3,040	(731)

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended		Change from Prior Quarter
	3/31/2010	12/31/2009
Non-interest expenses:
Salaries and benefits	3,230	2,936		294
Occupancy expense	789	762		27
Data processing expense	689	659		30
State deposit tax	157	154		3
Intangible amortization expense	97	98		(1)
Professional services expense	252	225		27
Deposit insurance and examination expense	381	343		38
Advertising expense	241	328		(87)
Postage and communications expense	135	136		(1)
Supplies expense	93	101		(8)
Loss and expenses releated to real estate owned	95	102		(7)
Other operating expenses	227	221		6

Total non-interest expense	6,386	6,065		321

Income before income tax expense	2,586	3,093		(507)
Income tax expense	726	880		(154)

Net income	1,860	2,213		(353)

Less:
Dividend on preferred shares	227	232		(5)
Accretion dividend on preferred shares	27	28		(1)

Net income available to common stockholders	$1,606	$1,953		(347)

Net income available to common stockholders
Per share, basic	$0.45	$0.55	-$	0.10

Per share, diluted	$0.45	$0.55	-$	0.10

Dividend per share	$0.12	$0.12

Weighted average shares outstanding - basic	3,578,073	3,574,375

Weighted average shares outstanding - diluted	3,578,073	3,574,375

HFBC Reports First Quarter Results

April 22, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except percentages)

The table below adjusts tax-free investment income by $256,000 for March 31, 2010, and $122,000 for March 31, 2009, for a tax equivalent rate using a cost of funds rate of 2.62% for March 31, 2010, and 3.24% for March 31, 2009. The table adjusts tax-free loan income by $17,000 for March 31, 2010, and $42,000 for March 31, 2009, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 3/31/2010	Income and Expense 3/31/2010	Average Rates 3/31/2010	Average Balance 3/31/2009	Income and Expense 3/31/2009	Average Rates 3/31/2009
	(Table Amounts in Thousands, Except Percentages)
Loans	$642,615	9,638	6.00%	$618,670	9,670	6.25%
Investments AFS taxable	248,453	2,922	4.70%	249,910	3,281	5.25%
Investment AFS tax free	55,399	819	5.91%	25,338	394	6.22%
Investment Held to maturity	—	—	—	444	5	4.50%
Federal funds	—	—	—	13,895	8	0.23%

Total interest earning assets	946,467	13,379	5.65%	908,257	13,358	5.88%

Other assets	97,855			76,978

Total assets	$1,044,322			$985,235

Interest bearing retail deposits	657,999	4,035	2.45%	606,053	4,789	3.16%
Brokered deposits	85,254	556	2.61%	68,732	677	3.94%
FHLB borrowings	99,183	856	3.45%	124,081	1,037	3.34%
Repurchase agreements	38,058	202	2.12%	31,487	194	2.46%
Subordinated debentures	10,310	183	7.10%	10,310	102	3.96%

Total interest bearing liabilities	890,804	5,832	2.62%	840,663	6,799	3.24%

Non-interest bearing deposits	66,456			58,403
Other liabilities	4,745			6,163

Stockholders’ equity	82,317			80,006

Total liabilities and stockholders’ equity	$1,044,322			$985,235

Net change in interest earning assets and interest bearing liabilities		7,547	3.03%		6,559	2.64%

Net yield on interest earning assets		3.19%			2.89%